SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 18, 2009

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation or		Number)
organization)

Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01.	Financial Statements and Exhibits

SIGNATURES

EXHIBIT 10.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective February 18, 2009, The Compensation Committee of the Company’s Board of Directors approved one-time grants of options to purchase Company common stock for retention purposes to four of the Company’s executive officers who are “named executive officers” for purposes of the Company’s proxy statement for the 2009 Annual Shareholders’ Meeting.  The four officers who received the retention grants are: Daniel S. Fulton, Patricia M. Bedient, Thomas F. Gideon and Srinivasan Chandrasekaran.  The retention grants, which were made under the Company’s Long Term Incentive Plan, were previously reported on Form 4 reports of changes in beneficial ownership filed with the Securities and Exchange Commission.

The stock options vest only after four years of continuous service and 100% of the grant will vest on the fourth anniversary of the date of the grant.  Unvested grants are forfeited upon termination of employment.

The named executive officers received the following grants:

Daniel S. Fulton	125,000
Patricia M. Bedient	47,600
Thomas F. Gideon	66,000
Srinivasan Chandrasekaran	26,000

The terms of the stock options are set out in the attached exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1           Weyerhaeuser Company 2004 Long-Term Incentive Plan Stock Option Terms and Conditions

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jeanne Hillman
Its:	Vice President and
Chief Accounting Officer
Date:  February 23, 2009